UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 25, 2012

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.                   Results of Operations and Financial Condition.

On January 25, 2012, Parametric Technology Corporation issued a press release announcing results for its first fiscal quarter ended December 31, 2011.  PTC also posted a copy of its supplemental prepared remarks with respect to the completed quarter on the Investor Relations section of its website at www.ptc.com.  A copy of the press release and a copy of the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 2.05.                      Costs Associated with Exit or Disposal Activities.

On January 19, 2012, Parametric Technology Corporation adopted a plan to restructure its workforce in part to enhance profitability and in part in connection with an organizational realignment of its business.  PTC expects to record a restructuring charge of approximately $20 million in its second fiscal quarter ending March 31, 2012 attributable to termination benefits, which will result in cash expenditures of approximately the same amount.  The timing of the reductions in force will vary by country based on local legal requirements, but PTC expects that substantially all affected employees will be separated from PTC by end of the second fiscal quarter.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	A copy of the press release issued by Parametric Technology Corporation on January 25, 2012 is furnished herewith.

99.2	A copy of the prepared remarks posted by Parametric Technology Corporation to its website on January 25, 2012 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: January 25, 2012	By:	/s/ Jeffrey Glidden
Jeffrey Glidden Executive Vice President and Chief Financial Officer